Exhibit 10.7
ADVERUM BIOTECHNOLOGIES, INC.
WAIVER AND AMENDMENT
Reference is made to that certain Registration Rights Agreement (the “Agreement”), dated as of August 12, 2025, by and among Adverum Biotechnologies, Inc., a Delaware corporation (the “Company”) and the investors named therein (each a “Holder” and, collectively, the “Holders”). The parties to this Waiver and Amendment, intending to be legally bound, agree as follows:
Each Holder hereby waives the requirements that the Company (i) prepare and file initial registration statement on Form S-3 (the “Registration Statement”), within seventy-five (75) calendar days following the date of the Agreement and (ii) use reasonable best efforts to cause the Registration Statement filed under the Agreement to be declared effective by the Securities and Exchange Commission within ninety (90) calendar days following the date of the Agreement (or, in the event of a “full review” by the Securities and Exchange Commission, one hundred twenty (120) calendar days following the date of the Agreement). The Holders and the Company agree to amend and restate the definitions of “Filing Date” and “Effectiveness Date” under Section 1 of the Agreement to read in its entirety as follows:
“Filing Date” means with respect to the Initial Registration Statement required hereunder, the 120th calendar day following the Closing Date, and (b) with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.
“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 135th calendar day following the Closing Date (or, in the event of a “full review” by the Commission, the 165th calendar day following the Closing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 120th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 165th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.
The Holders and the Company agree that this Waiver and Amendment does not waive or amend any other terms or conditions of the Agreement and all such terms and conditions remain in full force and effect.
This Waiver and Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and, all of which taken together shall constitute one and the same Waiver and Amendment.

In Witness hereof, the Parties have executed this Waiver and Amendment as of the date indicated below.
Dated: October 20, 2025    ADVERUM BIOTECHNOLOGIES, INC.
By:
Name:
Title:

In Witness hereof, the Parties have executed this Waiver and Amendment as of the date indicated below.
Dated: October 20, 2025

_____________________________________

By: __________________________________
Name:
Title:

Address for Notice:                        With a copy to: